                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Bird Corporation
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

  [LOGO]
   BIRD
Corporation

JOSEPH D. VECCHIOLLA
Chairman of the Board

                                                                    May 29, 1996

To Our Stockholders:

  You are cordially invited to attend the special meeting in lieu of the annual meeting of stockholders of Bird Corporation to be held on Friday, June 21, 1996, at 10:00 a.m. in the Midland Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts. Coffee will be available at the meeting site beginning at 9:30 a.m.

  The Proxy Statement that accompanies this letter describes the matters that will be presented at the meeting. I hope that you will be able to attend.

  Regardless of the number of shares of common stock you may own, it is important that they be voted at the meeting. THEREFORE, YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY, whether or not you plan to attend the meeting in person.

  Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                          /s/ Joseph D. Vecchiolla

                                          Joseph D. Vecchiolla
                                          Chairman of the Board

BIRD CORPORATION, 1077 PLEASANT STREET, NORWOOD, MA 02062, TELEPHONE (617) 551-
                                      0656

                               BIRD CORPORATION
                             1077 PLEASANT STREET
                               NORWOOD, MA 02062
                                (617) 551-0656

                               ----------------

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                 JUNE 21, 1996

  Notice is hereby given that the special meeting in lieu of the annual meeting of stockholders of Bird Corporation (the "Company") will be held on Friday, June 21, 1996 at 10:00 a.m. in the Midland Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts 02026 to consider and act upon the election of two directors to the class of directors whose term expires in 1999 and to consider and act upon such other business as may properly come before the meeting.

  Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

  Holders of record of the common stock, par value $1 per share ("Common Shares"), of the Company at the close of business on May 24, 1996 (the "Record Date") are entitled to vote at the special meeting and any adjournments thereof. All stockholders are invited to attend the meeting in person.

  HOLDERS OF RECORD OF COMMON SHARES AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF COMMON SHARES AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          By order of the Board of Directors

                                          Frank S. Anthony
                                          Clerk

May 29, 1996

                               BIRD CORPORATION
                             1077 PLEASANT STREET
                               NORWOOD, MA 02062
                                (617) 551-0656

                               ----------------

 PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD

                                 JUNE 21, 1996

  This Proxy Statement is being furnished to holders of common stock, par value $1 per share ("Common Shares"), as of the Record Date (defined below) of Bird Corporation (the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's special meeting in lieu of the annual meeting of stockholders and at any adjournments thereof. The special meeting is to be held on Friday, June 21, 1996, at 10:00 a.m. in the Midland Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route
128), Dedham, Massachusetts.

SOLICITATION OF PROXIES

  This Proxy Statement and the enclosed form of proxy are first being mailed or otherwise furnished to stockholders of the Company on or about May 29, 1996. All expenses of this solicitation will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company by mail, telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Shares and obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING AND RECORD DATE

  The Board of Directors has fixed May 24, 1996 as the record date (the "Record Date") for determining the holders of Common Shares of the Company entitled to receive notice of and to vote at the special meeting. At the Record Date, there were 4,399,790 Common Shares issued and outstanding, each of which entitles the holder thereof to one vote on each matter submitted to a vote at the meeting.

  The accompanying proxy card is intended to permit a holder of Common Shares on the Record Date to vote at the special meeting on the election of directors and on such other matters as may properly come before the meeting, whether or not that stockholder attends the meeting. If the proxy card of a holder of Common Shares is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy card by the stockholder. If no such voting instructions are given on a proxy card, the shares represented by that proxy card will be voted for the election as directors of the nominees named herein and in accordance with the recommendations of the Board of Directors on any other matters which may properly come before the meeting. Holders of Common Shares may revoke their proxies at any time prior to any vote at the special meeting by written notice to the Clerk of the Company at or before the meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the meeting.

  The presence at the special meeting, in person or by properly executed proxy, of the holders of a majority of the Common Shares outstanding on the Record Date will constitute a quorum. The affirmative vote of the holders of a plurality of the Common Shares which are present in person or represented by properly executed proxy at the special meeting is required to elect directors.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS AND DIRECTORS CONTINUING IN OFFICE

  The By-laws of the Company provide for a Board consisting of such number of directors, not less than five nor more than 18, as shall be fixed from time to time by the Board. The Board is divided into three classes, with each class to hold office for a term of three years and the term of office of one class to expire each year. The Board has fixed the number of directors to constitute the full Board of Directors for the ensuing year at seven. The Board reduced its size consistent with the downsizing of the Company in recent years and to further reduce expenses.

  The Board has nominated Antonio J. Lorusso, Jr. and Richard C. Maloof for election to the class of directors whose term will expire in 1999. Mr. Lorusso is President of S.M. Lorusso & Sons, Inc., the company that operates the Company's quarry in Wrentham, Massachusetts. Mr. Maloof is the President and Chief Operating Officer of the Company. Please see "LEGAL MATTERS" for a discussion of certain legal proceedings affecting Mr. Maloof and the Company.

  At its meeting on April 4, 1995, the Board adopted as a criterion for nomination of members of the Board the understanding that no person would be nominated who would be age 72 or older at or shortly after the time his election became effective. Accordingly, John T. Dunlop and Guy W. Fiske, whose terms expire in 1996, were not nominated for re-election. In order that the number of directors in each class will be as equal as possible, consistent with the requirements of the Company's By-laws and the Massachusetts Business Corporation Law, Mr. Maloof, who is currently a director of the Company whose term expires in 1998, intends to resign as a director immediately prior to the special meeting so that, pursuant to the Board's nomination, he may stand for election to the class of directors whose term will expire in 1999.

  Shares represented by proxies will be voted for the election as directors of Messrs. Maloof and Lorusso unless otherwise specified on the proxy card. If either of the nominees for election to the Board of Directors should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board of Directors unless the Board reduces the number of directors. The Board of Directors has no reason to believe that either nominee will be unable to serve if elected.

  Stockholder nominations for directorships to be filled at the 1997 annual meeting which are received by the Chairman of the Board no later than December 23, 1996 will be referred to the Nominating Committee for consideration.

  The table below sets forth certain information with respect to those directors whose terms of office will continue after the meeting, the current executive officers of the Company and the nominees for election to the Board of Directors.

                                                                              EXPIRATION
                                  POSITION WITH THE COMPANY;        FIRST     OF PRESENT
                                   PRINCIPAL OCCUPATION AND       ELECTED OR   TERM OF
        NAME AND AGE            OTHER BUSINESS AFFILIATIONS(1)   APPOINTED(2)   OFFICE
        ------------          ---------------------------------  ------------ ----------
Frank S. Anthony, 50........  Vice President, General Counsel        1984         N/A
                              and Corporate Secretary of the
                              Company since May 1984; Attorney;
                              formerly served in the law
                              department of Westinghouse
                              Electric Corporation from 1976 to
                              1983
Robert P. Bass, Jr., 72(3)..  Director; Attorney, Counsel to         1961        1997
                              Cleveland, Waters and Bass, P.A.,
                              Concord, NH; Director of Bank of
                              New Hampshire Corp., Manchester,
                              NH

                                                                               EXPIRATION
                                  POSITION WITH THE COMPANY;        FIRST      OF PRESENT
                                   PRINCIPAL OCCUPATION AND       ELECTED OR    TERM OF
        NAME AND AGE            OTHER BUSINESS AFFILIATIONS(1)   APPOINTED(2)    OFFICE
        ------------          ---------------------------------  ------------  ----------
Charles S. Bird, III, 71(3).  Director; Trustee of family             1962        1998
                              trusts
Francis J. Dunleavy, 81.....  Director; Retired Vice Chairman         1982        1997
                              of ITT Corporation; formerly
                              President, Chief Operating
                              Officer and Member of Executive
                              Committee of ITT Corporation;
                              Director of AEL Industries, Inc.,
                              Crown Cork & Seal Company, Inc.,
                              Quaker Chemical Corporation,
                              Scan-Graphics, Inc. and Selas
                              Corp. of America
Antonio J. Lorusso, Jr., 49.  President of S.M. Lorusso & Sons,    Nominee         N/A
                              Inc., the company that operates
                              the Company's quarry located in
                              Wrentham, Massachusetts
Richard C. Maloof, 51.......  Director; President and Chief           1994(4)     1998
                              Operating Officer of the Company
                              since April 1995; Vice President
                              and Chief Operating Officer of
                              the Company from April 1994 to
                              April 1995; Vice President of the
                              Company and President, Roofing
                              and Distribution Groups of the
                              Company for more than five years
                              prior thereto
Joseph D. Vecchiolla, 40....  Director; Executive Vice                1993        1997
                              President--Corporate Finance of
                              S. N. Phelps & Company and
                              affiliates since May 1995;
                              Chairman of the Board of
                              Directors of the Company since
                              April 1995; President and Chief
                              Executive Officer of the Company
                              from January 1994 to May 1995;
                              President, Chief Operating
                              Officer, Chief Financial Officer
                              and Acting Chief Executive
                              Officer of the Company from
                              November 1993 to January 1994;
                              Vice President and Chief
                              Financial Officer of the Company
                              from June 1993 to November 1993;
                              formerly Vice President and Chief
                              Financial Officer of Horizon
                              Cellular Telephone Company,
                              Malvern, PA and Executive Vice
                              President and Chief Financial
                              Officer of Educational Publishing
                              Corporation of Oak Lawn, IL

                                                                              EXPIRATION
                                  POSITION WITH THE COMPANY;        FIRST     OF PRESENT
                                   PRINCIPAL OCCUPATION AND       ELECTED OR   TERM OF
        NAME AND AGE            OTHER BUSINESS AFFILIATIONS(1)   APPOINTED(2)   OFFICE
        ------------          ---------------------------------  ------------ ----------
Loren R. Watts, 61..........  Director; Retired Managing             1991        1998
                              Partner, Management Consultant
                              Services, Coopers & Lybrand
                              (certified public accountants)

- - --------
(1) Includes business experience during past five years.
(2) At the 1990 annual meeting, the stockholders approved a reorganization pursuant to which the then stockholders of Bird Incorporated became stockholders of Bird Corporation, a newly organized Massachusetts corporation, and Bird Incorporated became a wholly owned subsidiary of Bird Corporation. This column indicates the date as of which a person was first elected a director or appointed an officer of the Company or of Bird Incorporated.
(3) Robert P. Bass, Jr. and Charles S. Bird, III are first cousins.
(4) Date first elected director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the year ended December 31, 1995 the Board held seven meetings. Each of the directors attended more than 75% of the aggregate of Board meetings and meetings of committees of the Board of which he is a member.

  The Audit Committee, which consisted during 1995 of Loren R. Watts (Chairman), John T. Dunlop and Joseph D. Vecchiolla, meets periodically with the Company's independent accountants to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee also meets with the Company's internal auditor and reviews the scope of the internal audit plan and the results of audits performed thereunder. The Audit Committee held two meetings during 1995.

  The function of the Stock Option, Compensation, and Organizational Development Committee (the "Compensation Committee") is to administer the Company's stock option plans, to recommend to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees of the Company and to provide for organizational development and succession planning. During 1995 the Compensation Committee consisted of Robert P. Bass, Jr. (Chairman), Charles S. Bird, III, Francis J. Dunleavy and John T. Dunlop. The Compensation Committee held three meetings in 1995.

  The Company also has a Nominating Committee which, during 1995, consisted of Francis J. Dunleavy (Chairman), Robert P. Bass, Jr. and Joseph D. Vecchiolla. The Nominating Committee makes recommendations to and otherwise assists the Board in connection with finding, evaluating and nominating directors of the Company. The Nominating Committee held one meeting during 1995.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table lists the stockholders known to management to be the beneficial owners of more than 5% of the outstanding Common Shares as of April 1, 1996 (except as otherwise noted).

                            AMOUNT AND
                            NATURE OF          PERCENT
NAME AND ADDRESS            BENEFICIAL           OF
OF BENEFICIAL OWNER         OWNERSHIP           CLASS
- - -------------------       --------------       -------
The Entwistle Company ..  546,139 shares(1)     13.2%
 Bigelow Street
 Hudson, MA 01749
S.M. Lorusso & Sons,
 Inc. ..................  332,121 shares(2)      8.1%
Antonio J. Lorusso, Jr.
James B. Lorusso
Samuel A. Lorusso
 331 West Street
 Walpole, MA 02081
Quest Advisory Corp. ...  329,950 shares(3)      8.0%
Charles M. Royce
 1414 Avenue of the
 Americas
 New York, NY 10019
Mellon Bank Corporation
 and its Subsidiaries ..  309,000 shares(4)(5)   7.5%
 One Mellon Bank Center
 Pittsburgh, PA 15258
Charles S. Bird, III ...  305,458 shares(5)      7.4%
 13 Proctor Street
 Manchester, MA 01944
FMR Corp. ..............  266,753 shares(6)      6.2%
Edward C. Johnson 3d
Abigail P. Johnson
 82 Devonshire Street
 Boston, MA 02109
Dimensional Fund
 Advisors Inc. .........  232,400 shares(7)      5.6%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401
R. Keith Long ..........  208,500 shares(8)      5.1%
Financial Institutions
 Insurance Group, Ltd.
Joan Greco and John Fyfe
Otter Creek Partners I,
L.P.
 400 Royal Palm Way
 Suite 400
 Palm Beach, Florida
 33480

- - --------
(1) Based on information contained in an amended Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on April 1, 1987. The
    Schedule 13D reports that The Entwistle Company had sole voting and dispositive power with respect to all shares beneficially owned, including 8,539 shares it had the right to acquire upon conversion of the Company's $1.85 Cumulative Convertible Preference Stock, par value $1 per share,
    (the "Preference Shares").
(2) Based on information contained in a Schedule 13D amended through January 23, 1996 filed with the SEC. The Schedule 13D reports that S.M. Lorusso & Sons, Inc. had sole voting power and dispositive power with respect to 230,121 shares. Antonio J. Lorusso, Jr., president, director and a stockholder of S.M. Lorusso & Sons, Inc., had sole voting and dispositive power with respect to 20,000 shares and had shared voting and dispositive power with respect to 79,500 shares and James B. Lorusso, an officer, director and a stockholder of S.M. Lorusso & Sons, Inc., had sole voting and dispositive power over 1,000 shares and Samuel A. Lorusso, an officer, director and stockholder of S. M. Lorusso & Sons, Inc., had shared voting and dispositive power with respect to 1,500 shares.
(3) Based on information contained in a Schedule 13G amended through February 14, 1996 filed with the SEC. The Schedule 13G reports that Quest Advisory Corp. ("Quest") had sole voting and dispositive power with respect to 329,950 shares and that Charles M. Royce may be deemed a controlling person of Quest and as such may be deemed to beneficially own the shares although he disclaims such beneficial ownership.
(4) Based on information contained in a Schedule 13G amended through January 31, 1996 filed with the SEC. The Schedule 13G reports that Mellon Bank Corporation had sole voting power with respect to 20,000 shares and sole dispositive power with respect to 20,000 shares and that Mellon Bank Corporation together with its subsidiaries, including Boston Safe Deposit and Trust Company, had shared voting power with respect to 293,629 shares and shared dispositive power with respect to 289,000 shares, including 274,929 shares referred to in footnote (5), below.
(5) Includes 274,929 shares held in a trust of which Boston Safe Deposit and Trust Company and Charles S. Bird, III are co-trustees with shared voting and dispositive power. See footnote (3) to the table below.
(6) Based on information contained in a Schedule 13G amended through February 14, 1996 filed with the SEC. The Schedule 13G reports as follows: FMR
    Corp. and Edward C. Johnson 3d, chairman of FMR Corp. (who, with other family members including Abigail P. Johnson, forms a controlling group with respect to FMR Corp.), had sole voting power with respect to 8,900 shares, and FMR Corp., Edward C. Johnson 3d and certain investment companies (the "Fidelity Funds"), which are subsidiaries of FMR Corp. (including Fidelity Convertible Securities Fund), each had sole dispositive power with respect to 257,853 shares. The sole power to vote the 257,853 shares owned by the Fidelity Funds resides with the Fidelity Funds' Boards of Trustees. Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp., acts as investment advisor to the Fidelity Funds and carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. Of the 266,753 shares reported as beneficially owned by FMR Corp., as of December 31, 1995, 192,853 shares could be acquired upon conversion of Preference Shares.
(7) Based on information contained in a Schedule 13G amended through February 7, 1996 filed with the SEC. The Schedule 13G reports that Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 232,400 shares as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), or in series of the DFA Investment Trust Company, a Delaware business trust (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. The Schedule 13G reports that Dimensional had sole voting power with respect to 154,900 shares (persons who are officers of Dimensional also serve as officers of the Fund and the Trust and in their capacities as officers of the Fund and the Trust, these persons vote
    21,700 additional shares which are owned by the Fund and 55,800 shares which are owned by the Trust) and sole dispositive power with respect to 232,400 shares. Dimensional disclaims beneficial ownership of all such shares.
(8) Based on information contained in a Schedule 13D filed on March 8, 1996 jointly by Otter Creek Partners I, L.P. ("Otter Creek"), and R. Keith Long on his own behalf and on behalf of Financial Institutions Insurance Group, Ltd. ("FIIG"), and Joan Greco and John Fyfe, joint tenants with rights of survivorship ("Fyfe") (together, the "Reporting Persons"). The Schedule
    13D reports that Otter Creek Management Inc. ("OCM") is the sole general partner and investment advisor of Otter Creek. Mr. Long is the sole executive officer, sole director and sole shareholder of OCM and currently serves as chairman of the Board of Directors of FIIG. Mr. Long also manages discretionary stock trading accounts for FIIG and Fyfe. Additionally, the Schedule 13D reports that each of Otter Creek, Mr. Long, FIIG and Fyfe had sole voting and sole dispositive power with respect to 92,200, 20,000, 39,000 and 57,300 shares, respectively. The Reporting Persons indicated in their Schedule 13D that they may, through one or more designees, seek representation on the Board of Directors of the Company.

  The tables below set forth information provided by the individuals named therein as to the amount of the Company's Common Shares, Preference Shares and 5% Cumulative Preferred Stock, par value $100 per share (the "5% Stock"), beneficially owned by the directors, nominees for director and executive officers of the Company, individually, and the directors, nominees for director and executive officers as a group, all as of April 1, 1996 except as otherwise noted. Unless otherwise indicated in the footnotes, each of the named persons and members of the group had sole voting and investment power with respect to the shares shown.

                                                     COMMON
                                  COMMON SHARES      SHARES
                                   BENEFICIALLY     SUBJECT             PERCENT
                                  OWNED (EXCLUD-    TO STOCK              OF
     NAME                       ING STOCK OPTIONS) OPTIONS(1)   TOTAL    CLASS
     ----                       ------------------ ---------- --------- -------
Robert P. Bass, Jr.............        47,086(2)     17,500      64,586   1.6%
Charles S. Bird, III...........       292,858(3)     15,000     307,858   7.4%
Francis J. Dunleavy............         1,000(4)     22,500      23,500     *
John T. Dunlop.................         2,000(5)     20,000      22,000     *
Joseph D. Vecchiolla...........             0       150,000     150,000   3.5%
Guy W. Fiske...................         6,000        22,500      28,500     *
Loren R. Watts.................         1,000        10,000      11,000     *
Antonio J. Lorusso, Jr. .......       332,121(6)          0     332,121   8.1%
Frank S. Anthony...............        31,712(7)     31,000      62,712   1.5%
Joseph M. Grigelevich, Jr......         6,726(8)          0       6,726     *
William C. Kinsey(9)...........         3,795             0       3,795     *
Richard C. Maloof..............        37,563(10)    77,500     115,063   2.7%
All directors, nominees and
 executive officers as a group
 (12 persons)..................       761,861(11)   366,000   1,127,861  25.1%

- - --------
* Less than 1% of the outstanding Common Shares.
 (1) Represents shares which the individual has a right to acquire by exercise of stock options exercisable on April 1, 1996 or within 60 days thereafter.
 (2) Includes 16,000 shares as to which Mr. Bass shares voting and investment power and 2,696 shares which may be acquired upon conversion of Preference Shares.
 (3) Includes 274,929 shares as to which Mr. Bird shares voting and investment power (see table on page 5) and 3,595 shares which may be acquired upon conversion of Preference Shares. Does not include 100 shares owned by his wife, as to which he disclaims beneficial ownership.
 (4) Does not include ten shares owned by a child of Mr. Dunleavy, as to which he disclaims beneficial ownership.
 (5) Represents shares as to which Mr. Dunlop shares voting and investment power.
 (6) Based on the information contained in a Schedule 13D amended through January 23, 1996 filed with the SEC. Represents the total number of shares owned by a group of which Antonio J. Lorusso, Jr. is a member. Mr. Lorusso had sole voting and dispositive power with respect to 20,000 shares and had shared voting and dispositive power with respect to 79,500 shares. See table on page 5 and footnote (2) thereto.
 (7) Includes 2,136 shares allocated to Mr. Anthony's account under the Company's Employees Savings and Profit Sharing Plan (the "Savings Plan") as of December 31, 1995.
 (8) Includes 45 shares which may be acquired upon conversion of Preference Shares and 6,481 shares allocated to his account under the Savings Plan as of December 31, 1995. Mr. Grigelevich was an executive officer of the Company until May 31, 1995, when his employment with the Company terminated.
 (9) Mr. Kinsey was an executive officer of the Company until March 8, 1995, when his employment with the Company terminated.
(10) Includes 2,551 shares allocated to his account under the Savings Plan as of December 31, 1995 and 625 shares held jointly with members of his family.
(11) Includes 373,054 shares as to which persons included in the group have shared voting and investment power, 6,336 shares which may be acquired upon conversion of Preference Shares and 11,168 shares allocated to the accounts of officers under the Savings Plan as of December 31, 1995.

                                                            PREFERENCE
                                                              SHARES    PERCENT
                                                           BENEFICIALLY   OF
                              NAME                            OWNED      CLASS
                              ----                         ------------ -------
      Robert P. Bass, Jr. ................................    3,000        *
      Charles S. Bird, III................................    4,000        *
      All directors, nominees and executive officers as a
       group
       (2 persons)........................................    7,000        *

     --------
     * Less than 1% of the outstanding Preference Shares.

                                                            SHARES OF
                                                             5% STOCK   PERCENT
                                                           BENEFICIALLY   OF
                              NAME                            OWNED      CLASS
                              ----                         ------------ -------
      Charles S. Bird, III................................    1,815        31%
      All directors, nominees and executive officers as a
       group
       (1 person).........................................    1,815        31%

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than 10% of the Company's Common Shares to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. Based on reports received by the Company and representations of certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to fiscal year 1995 were complied with.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid or accrued for services in all capacities to the Company during each of the last three fiscal years to each person who served as chief executive officer during 1995 and to each of the other four most highly compensated executive officers of the Company who served as such during 1995.

                          SUMMARY COMPENSATION TABLE

                                                              LONG TERM COMPENSATION
                                                              ----------------------
                                    ANNUAL
                                 COMPENSATION      OTHER
                              ------------------  ANNUAL     RESTRICTED    SECURITIES               ALL OTHER
NAME AND                                          COMPEN-      STOCK    UNDERLYING STOCK    LTIP     COMPEN-
PRINCIPAL POSITION       YEAR SALARY($) BONUS($) SATION($)     AWARDS   OPTIONS/SARS(#)  PAYOUTS(1) SATION($)
- - ------------------       ---- --------- -------- ---------   ---------- ---------------- ---------- ---------
Joseph D. Vecchiolla.... 1995   87,692  227,222      --         --              --            --     663,781(2)
President and            1994  229,077  240,000      --         --           50,000                   37,449(3)
Chief Executive          1993   91,903   50,000      --         --          100,000                   39,912
Officer(4)
Richard C. Maloof....... 1995  195,962   46,416      --         --           50,000        81,938          0
Vice President and       1994  180,223   45,450   17,992(5)     --           25,000                    7,843(3)
Chief Operating          1993  161,629   11,300    8,873        --              --                    10,784
Officer(6)
William C. Kinsey....... 1995   29,600   36,919      --         --              --         45,885    411,754(2)
Vice President;          1994  148,000   43,000   10,076(5)     --              --                     9,986(3)
President, Bird          1993  138,792   10,000    5,460        --              --                    18,159
Vinyl Products(7)
Frank S. Anthony........ 1995  135,000   27,509      --         --              --         49,163    150,000(2)
Vice President and       1994  141,750   30,000   10,795(5)     --              --                     8,496(3)
General Counsel          1993  128,350    5,000    5,850        --              --                    11,381
Joseph M. Grigelevich,
 Jr..................... 1995   46,069   31,476      --         --              --            --     213,048(2)
Vice President Finance   1994   96,192   36,700      --         --           20,000                    5,943(3)
and Administration(8)

- - --------
(1) In 1995 restrictions on all stock held in escrow pursuant to the Company's Long Term Incentive Plan ("LTIP") lapsed as a result of the sale of the Company's vinyl business located at Bardstown, Kentucky to Jannock, Inc. on March 8, 1995 (the "Vinyl Sale") and shares were distributed to each of the persons named in the table except Mr. Vecchiolla and Mr. Grigelevich.
(2) Represents severance payments received in connection with the change in control which occurred pursuant to the Vinyl Sale. Also includes, in the case of Mr. Vecchiola, $47,300 representing additional incentive compensation related to the Vinyl Sale, the amount of which was deducted from a severance payment which he received as a result of the Vinyl Sale.
(3) Represents contributions by the Company to the Savings Plan or in Mr. Anthony's case to a separate trust established by the Company with a bank trustee to which amounts in excess of those permitted to be contributed to the Savings Plan under limits imposed by the Internal Revenue Code of 1986, as amended (the "Code"), are contributed. Also includes, in the case of Mr. Vecchiolla, $31,825 representing additional incentive compensation related to asset sales, the amount of which was deducted from a severance payment which Mr. Vecchiolla received as a result of the change in control of the Company which was deemed to have occurred upon consummation of the Vinyl Sale.
(4) Mr. Vecchiolla was hired as Vice President and Chief Financial Officer effective June 1, 1993 and was elected President and Chief Operating Officer in November 1993. He served as acting Chief Executive Officer during November and December 1993 and was elected Chief Executive Officer on January 25, 1994. He resigned as President on April 1, 1995 and on that date was elected Chairman of the Board. He resigned his full-time employment and his office as Chief Executive Officer on May 25, 1995.
(5) Represents reimbursement for withholding taxes arising from the lapse of restrictions on restricted stock held by each officer in accordance with provisions of the LTIP. Does not include perquisites and other personal benefits, the cost of which to the Company was below the disclosure thresholds established by the SEC.
(6) Mr. Maloof was elected Chief Operating Officer in April 1994 and President in April 1995. Prior to that time he served as Vice President and President of the Company's Roofing and Distribution Groups.
(7) Mr. Kinsey's employment with the Company was terminated on March 8, 1995 as a result of the Vinyl Sale.
(8) Mr. Grigelevich first became an executive officer of the Company on March 21, 1994. Prior to that time he was treasurer of the Company. Mr. Grigelevich's employment with the Company was terminated on May 31, 1995.

  The following tables provide information concerning grants during 1995 to, and exercises of stock options and stock appreciation rights ("SARs") during 1995 by, the executive officers named in the Summary Compensation Table above and the value of unexercised stock options and SARs held by them at December 31, 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                         --------------------------------------------------------------
                         NUMBER OF
                         SECURITIES
                         UNDERLYING PERCENT OF TOTAL EXERCISE               GRANT DATE
                          OPTIONS   OPTIONS GRANTED    PRICE    EXPIRATION    PRESENT
          NAME           GRANTED(#) TO ALL EMPLOYEES ($/SHARE)     DATE     VALUE($)(1)
          ----           ---------- ---------------- --------- ------------ -----------
Richard C. Maloof.......   50,000         100%         8.125   Apr. 3, 2005  $272,000

- - --------
(1) This value was calculated using the Black-Scholes option pricing model and the following assumptions, which were representative of conditions existing when the options were granted: stock price volatility of 42.02%; risk free rate of return of 7.32%; dividend yield of 0%; and time of exercise, ten years. The actual value, if any, to be realized will depend on the excess of the market price of the Common Shares over the exercise price on the date the option is exercised; there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

    AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                OPTIONS/SARS AT YEAR-    IN-THE-MONEY OPTIONS/SARS
                                                       END(#)                 AT YEAR-END($)
                                              -------------------------- -------------------------
                           SHARES     VALUE
                         ACQUIRED ON REALIZED EXERCISABLE                EXERCISABLE
          NAME           EXERCISE(#)  ($)(1)      (2)      UNEXERCISABLE     (2)     UNEXERCISABLE
          ----           ----------- -------- -----------  ------------- ----------- -------------
Joseph D. Vechiolla.....        0         0     150,000            0           0          N/A
Richard C. Maloof.......        0         0      67,500       50,000           0            0
William C. Kinsey.......    2,000     6,500           0(3)         0           0          N/A
Frank S. Anthony........        0         0      31,000            0           0            0
Joseph M. Grigelevich,
 Jr. ...................        0         0           0(3)         0           0          N/A

- - --------
(1) Based on the difference between the fair market value of the securities underlying the options at date of exercise and the exercise price of the options.
(2) Upon consummation of the Vinyl Sale on March 8, 1995, the vesting schedule of all unvested options as of such date was accelerated and the holders thereof became entitled to exercise such options in full or, in certain cases in lieu of such exercise, cash out some or all of such options.
(3) Mr. Kinsey's and Mr. Grigelevich's employment with the Company terminated as of March 8, 1995 and May 31, 1995, respectively. All options were forfeited 90 days after termination of employment with the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Employment Contracts

  Joseph D. Vecchiolla had been employed by the Company pursuant to a one-year employment agreement dated December 21, 1993 which automatically renewed for successive one-year terms as of December 1 each year thereafter unless either the Company or Mr. Vecchiolla gave the other party at least six months' prior notice that the agreement will not be so extended. Under the agreement, Mr. Vecchiolla was initially employed to serve as President and Chief Operating Officer of the Company. Effective January 25, 1994 his duties were expanded to include those of Chief Executive Officer. His compensation under the agreement included a base salary of not less than $200,000 per year, plus participation in the Company's management incentive compensation plan (the "MICP") and other employee benefit plans and programs generally available to its executive officers. Mr. Vecchiolla was also granted a stock option under the employment agreement and was entitled to certain relocation expenses incurred in connection with his employment by the Company.

  On April 4, 1995 Guy W. Fiske resigned as Chairman of the Board, and Mr. Vecchiolla resigned as President and was elected Chairman of the Board. Mr. Vecchiolla resigned as Chief Executive Officer and terminated his employment with the Company in early May 1995, but continues to serve as an outside director and as Chairman of the Board. Richard C. Maloof was elected President and Chief Operating Officer of the Company on April 4, 1995. Subsequent to his resignation as Chief Executive Officer Mr. Vecchiolla entered into a consulting arrangement with the Company providing for an annual compensation of $100,000, which included any fees payable to him for serving as a director. Mr. Vecchiola's compensation was reduced to $60,000 per year on January 1, 1996.

  Mr. Anthony entered into a one-year employment contract with the Company, commencing April 1, 1995, at the same annual rate of compensation ($135,000 plus a bonus of 35% of such amount if MICP targets are obtained) and with the same fringe benefit package (participation in the Company's Savings Plan and customary health insurance and life insurance benefits) as he received prior to the Vinyl Sale. As a result of the change in control which was deemed to have occurred as a result of the Vinyl Sale, Mr. Anthony became entitled to severance benefits. Pursuant to the terms of his employment contract, Mr. Anthony received $150,000 as a partial severance payment and agreed to defer the payment of the balance thereof until the expiration of his employment contract. Pursuant to the terms of his contract, the balance of Mr. Anthony's severance payment, approximately $315,000, became payable on March 31, 1996. As of April 9, 1996, the Company had paid Mr. Anthony $267,000 and expects to pay the balance of his severance payment by the end of June 1996.

  On April 1, 1996 Mr. Anthony's employment contract automatically converted to an oral employment agreement on the same terms, terminable by either party upon 60 days notice.

  Upon consummation of the Vinyl Sale, William C. Kinsey, a former vice president of the Company and former president of Bird Vinyl Products, was terminated by the Company due to a change in control. Mr. Kinsey received a severance benefit payment of approximately $412,000. Similarly, the employment of Joseph M. Grigelevich, Jr., a former vice president and treasurer of the Company, was terminated on May 31, 1995 as a result of such change in control. Mr. Grigelevich received a severance payment of approximately $213,048.

  Termination of Employment and Change in Control Arrangements

  The Company's 1982 Stock Option Plan (the "1982 Option Plan"), 1992 Stock Option Plan (the "1992 Option Plan" and together with the 1982 Option Plan, the "Plans") and 1992 Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Option Plan") provide for accelerated benefits, and the Executive Severance Contract (defined below) provides for severance payments, following the occurrence of a "change in control" of the Company. For purposes of these plans and such contract, a "change in control" is deemed to have occurred if, among other things, any person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the securities of the Company then outstanding or in the event of a merger or consolidation of the Company with another corporation resulting in either (i) the shareholders of the Company, immediately prior to the merger or consolidation, not beneficially owning, immediately after the merger or consolidation, shares of the surviving entity representing 50% or more of the combined voting power of the securities of the surviving entity then outstanding or (ii) the members of the Board, immediately prior to the merger or consolidation, not constituting, immediately after the merger or consolidation, a majority of the Board of Directors of the surviving entity.

  Executive Severance Contract. The Company has entered into a severance agreement with Richard C. Maloof, the Company's President and Chief Operating Officer, dated as of October 14, 1984, as amended, April 1, 1986, May 24, 1990 and August 21, 1995 (as so amended, the "Executive Severance Contract") the terms of which provide for severance benefits to be paid to Mr. Maloof in the event that his employment with the Company is terminated subsequent to a "change in control" of the Company. Severance benefits are payable if, after a "change in control," (i) the employment of Mr. Maloof is terminated either by the Company (other than for "Disability" or "Cause," as such terms are defined under the Executive Severance Contract) or by Mr. Maloof for "Good Reason" (which term, under the Executive Severance Contract, includes, but is not limited to, a substantial alteration in the nature of Mr. Maloof's responsibilities from those in effect immediately prior to a "change in control") or (ii) Mr. Maloof negotiates in good faith an employment agreement with a person to whom substantially all of the Company's Common Shares are sold providing for his employment commencing on the date of sale on such terms and conditions not less generous than those on which he is then employed by the Company (regardless of whether or not any such employment agreement is ever executed). The Company has acknowledged that a "Change in Control" occurred under the Executive Severance Contract as a result of the Vinyl Sale.

  If the right to receive severance benefits is triggered under the Executive Severance Contract, Mr. Maloof will be entitled to receive severance pay in the amount of two times the sum of (i) Mr. Maloof's current annual base salary and (ii) the amount of any bonus paid (which for severance purposes, includes any distributions made under the terms of the LTIP and any discretionary bonuses awarded to Mr. Maloof by the Compensation Committee of the Board based solely on Mr. Maloof's performance against management objectives, and the amount paid to Mr. Maloof pursuant to the MICP) to Mr. Maloof and the amount paid to Mr. Maloof pursuant to the LTIP in the year preceding termination. In addition, Mr. Maloof would also receive a lump sum benefit equal to any incentive compensation or other award allocated, but not paid, to Mr. Maloof for any prior year and a pro rata portion of all contingent bonus awards to which Mr. Maloof might be entitled in the year of termination. The Company estimates that if the right to receive severance benefits under the Executive Severance Contract is triggered, Mr. Maloof would be entitled to receive approximately $750,000.

  Stock Option Plans and Non-Employee Directors Option Plan. Under the Plans, the vesting of all options to purchase Common Shares outstanding but not yet exercisable will be accelerated upon a "change in control." Each optionee will have, for a period of thirty (30) days after the change in control occurs, the right (the "Cash-Out Right"), with respect to all or a part of the shares subject to the options or stock appreciation rights of such person, to receive an amount in cash in lieu of such optionee's right to exercise all options in full, equal to the product of (i) the number of shares as to which the employee exercises the Cash-Out Right and (ii) the amount by which the purchase price of each such share under the applicable option or stock appreciation right is exceeded by the greater of (x) the fair market value of such shares on the date the employee exercises the Cash-Out Right or (y) the highest purchase price paid or offered per share in any bona fide transaction related to the "change in control" of the Company at any time during the preceding 60-day period (as determined by the Compensation Committee of the Board). In addition, if the employment of any employee terminates after the expiration of the applicable waiting period for the exercise of an option or right granted to such employee under the Plans, such employee may for up to three months after the date of termination (or for up to one year if termination is on account of long-term disability), exercise such option or right. The Plans provide for a similar one-year period to exercise options or rights subsequent to the death of an employee occurring while in the employ of the Company or of any subsidiary or within any period after termination of employment during which such employee has the right to exercise such options or rights.

  Under the Non-Employee Directors Option Plan, any non-employee director whose service on the Board is terminated by reason of disability, death or a "change in control" will have the right to exercise all outstanding options during the one-year period following such termination. In the event that service on the Board is terminated for any reason other than disability, death or a "change in control," such non-employee director will have the right to exercise all outstanding options, to the extent exercisable at the time of termination, for a period of 90 days from the date of such termination.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For the fiscal year ended December 31, 1995, the Company paid fees and disbursements in the amount of $1,619,494 to S.M. Lorusso & Sons, Inc. the company that operates the Company's quarry located in Wrentham, Massachusetts. Mr. Antonio J. Lorusso, Jr., a nominee for director, is president, director and the principal stockholder of S.M. Lorusso & Sons, Inc. Based on Mr. Lorusso's report on Schedule 13D, amended through January 23, 1996, Mr. Lorusso is also the beneficial owner of 8.1% of the Company's Common Shares.

                                 LEGAL MATTERS

  On or about April 18, 1996 Bird Incorporated, a subsidiary of the Company, received a grand jury subpoena issued upon application of the United States Department of Justice, Antitrust Division, for the production of certain documents. In addition, Mr. Maloof and a senior manager of the Company have received grand jury subpoenas requiring the production of certain documents and each of them to testify before the grand jury. The Company, Mr. Maloof and such senior manager are in the process of evaluating the subpoenas and intend to cooperate fully with the Department of Justice. It appears that the subpoenas relate to an investigation of the roofing materials industry.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Robert P. Bass, Jr. (Chairman), Charles S. Bird III, Francis J. Dunleavy and John T. Dunlop. None of these individuals, other than Mr. Bird, is or was formerly an officer or employee of the Company, and no "compensation committee interlocks" existed during 1995. Mr. Bird has not been an officer or employee of the Company since 1966.

                            DIRECTORS' COMPENSATION

  Mr. Fiske received compensation through April 1, 1995 at the rate of $100,000 per year for serving as Chairman of the Board and of the Executive Committee. From April 1, 1995 through year-end, Mr. Vecchiolla received compensation at the rate of $100,000 per year. As stated earlier, his compensation was reduced to an annual rate of $60,000 on January 1, 1996. During 1995 other non-employee members of the Board received an annual retainer of $14,000, a fee of $750 for each Board meeting attended ($375 for a telephonic Board meeting) and a fee of $750 for each committee meeting attended ($375 for a telephonic committee meeting). The chairman of each of the Audit and Compensation Committees received an annual retainer of $2,000. Expenses incurred in attending meetings are reimbursed. As of January 1, 1996 the annual retainer for all non-employee Board members was reduced to $7,000 and the annual retainer for the chairman of each of the Audit and Compensation Committees was reduced to $1,000.

  Pursuant to the Non-Employee Directors Option Plan non-employee directors are also entitled to receive each year a non-qualified stock option to acquire 2,500 Common Shares (provided that the maximum number of shares subject to options granted to any director may not exceed 30,000 shares). Such options are granted on the date of the annual meeting each year and become exercisable in full one year later. During 1995 each non-employee director was granted such an option at an exercise price of $6.625 per share.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for compensation decisions with respect to senior management of the Company, as well as for organizational development and succession planning within the Company.

  The Compensation Committee's compensation philosophy and policies applicable to executive officers emphasize pay for performance and increased stockholder value within a framework of compensation levels comparable to companies of similar size. Base salary, annual MICP awards and long-term incentive awards are structured to provide total compensation levels for executive officers that are intended to be below competitive compensation amounts when operating results are at or below acceptable levels and above average levels when results are outstanding or other targets or personal goals are achieved. The Compensation Committee has used outside consulting assistance for plan design and consultant and independent survey data in setting compensation levels and has relied, in the case of officers other than the Chief Executive Officer, on recommendations of the Chief Executive Officer which are reviewed and modified where appropriate by the Committee.

  Long-term awards have primarily in recent years taken the form of stock option grants, which are designed to align the interests of executives with those of the stockholders and reward executives when shareholder value increases. Stock options are granted at an exercise price equal to the market price of the Common Shares on the date of grant. Prior to 1992, options were usually granted with a ten-year term, exercisable in five equal annual installments beginning one year after the date of grant. However, options awarded in 1992 and one option granted in 1993 were granted with a 15-year term, exercisable prior to the last six months of the term only if the price of the Common Shares achieved a substantial increase above the price on the date of grant. In the case of 1992 and 1993 grants, a minimum price increase in Common Shares from $12 per share to $18 per share was required in order for any part of the option to become exercisable prior to the last six months of the term of the option. This approach was designed as an incentive for future performance by the creation of shareholder value over the long term, since the benefit of the stock options could not be realized unless and until significant price appreciation in the Common Shares occurred. Options granted in 1994 were in the form used prior to 1992. All options outstanding at the time of the Vinyl Sale automatically vested upon consummation of the sale, which was deemed a "change in control" of the Company under the terms of the option plans. No stock options were granted in 1995, other than to the non-employee directors and to Mr. Maloof (as described below).

  Salaries for the Chief Executive Officer and other executive officers are based in part upon a range of salaries for each office developed from a survey of compensation practices at competitive companies. Mr. Vecchiolla served as Chief Executive Officer from January 25, 1994 until his resignation in early May of 1995. Mr. Vecchiolla's base salary during 1995 was the same as his 1994 base salary of $240,000 annually. Subsequent to Mr. Vecchiolla's resignation the position of Chief Executive Officer has remained vacant.

  During 1995 merit increases in base salary were made only for Mr. Maloof. The merit increase in Mr. Maloof's salary, from $185,000 to $200,000 annually, was based primarily on increased scope of responsibility as a result of Mr. Maloof's appointment as President.

  In 1995 Mr. Maloof was the only executive officer granted stock options. He received 50,000 stock options on April 4, 1995, which were granted in connection with his appointment as President.

  One of the principal elements of variable compensation for senior executive officers is found in the annual MICP awards. In 1994, the possible pay-out for 1995 was set at 60% of base salary in the case of the Chief Executive Officer, 35% of base salary in the case of the Chief Financial Officer, between 20% and 35% of base salary in the case of other members of the corporate staff and 45% of base salary in the case of Presidents of operating divisions. In 1994 the MICP targets were modified to promote cash flow as well as profitability in order to reflect the Company's financial condition and were maintained at such 1994 levels in 1995. 1995 awards to the Chief Executive Officer and corporate staff and officers were based upon individual specific objectives, both financial and non-financial, and satisfactory improvements in cash flow and profitability through the management of current assets and the disposition of non-core assets. At the operating level, management incentives were tied to achievement of goals with respect to increased cash flow and profitability on an equal 50/50 basis. For corporate personnel, including the Chief Executive Officer, goals with respect to cash flow and profits were weighted at 40% each with specific objectives making up the balance of the target.

  During 1994 the Committee approved an additional bonus arrangement for Mr. Vecchiolla to provide him with an incentive to maximize the value of the Common Shares. This arrangement provided compensation to Mr. Vecchiolla equal to one-tenth of one percent of the gross sales price realized on the sale of the Company's assets after the approval of the bonus. However, in recognition of the fact that the sale of a substantial part of the Company's assets would be treated as a change in control of the Company which would trigger certain severance payments to Mr. Vecchiolla, the Committee provided that this bonus would be considered as an advance against such severance payments and that the amount of the severance payments otherwise payable to him would be reduced by the amount of the bonus paid. In 1995 Mr. Vecchiolla received $47,300 pursuant to this bonus arrangement. This amount was subsequently deducted from a severance payment received by him in connection with the Vinyl Sale.

  The Committee believes that the combination of salary increases and bonus rewards was appropriate based upon the substantial progress made by management in 1995 in turning around the Company's performance, stabilizing its financial condition, disposing of its non-core assets and managing its contingent liabilities.

  Based on current compensation levels and the present structure of the Company's executive compensation programs, the Committee believes that the compensation payable to executives will not be subject to the limitation on deductibility imposed by the Omnibus Budget Reconciliation Act of 1993. If such limitation should become applicable in the future, the Committee and the Company will determine whether any changes in the Company's compensation programs are advisable.

                                          Stock Option, Compensation, and
                                          Organizational Development
                                          Committee:

                                          Robert P. Bass, Jr., Chairman
                                          Charles S. Bird, III Francis J.
                                          Dunleavy John T. Dunlop

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Common Shares of the Company for the last five fiscal years with the cumulative total returns of the Russell 2000 index and the Value Line Building Materials Industry Index, assuming an investment of $100 in the Common Shares and each index at the close of trading on December 31, 1990 and the reinvestment of all dividends. The total shareholder return data for the Russell 2000 Index and the Value Line Building Materials Index is provided by Value Line Institutional Services.

                               BIRD CORPORATION
 CUMULATIVE TOTAL SHAREHOLDER RETURN FOR FIVE-YEAR PERIOD ENDING DECEMBER 31,
                                     1995


                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
  AMONG BIRD CORPORATION, RUSSELL 2000 INDEX AND VL BUILDING MATERIALS INDEX

                          Bird           Russell       VL Building
Measurement period     Corporation        2000          Materials
(Fiscal year Covered)    Index           Index          Index
- - ---------------------  -----------       -------       -----------
Measurement PT -
12/31/1990              $ 100.00        $ 100.00        $ 100.00
      1991              $ 108.36        $ 146.05        $ 131.25
      1992              $  84.28        $ 172.94        $ 168.41
      1993              $  62.34        $ 205.64        $ 233.98
      1994              $  63.74        $ 201.56        $ 178.10
      1995              $  34.43        $ 258.89        $ 245.71


                            INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP, the independent accountants for the Company, will have a representative at the meeting who will be available to respond to appropriate questions and who will be given the opportunity to make a statement if he or she desires to do so.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 1997 annual meeting must be received by the Company no later than December 23, 1996. Proposals should be sent to the attention of Frank S. Anthony, Vice President, at the Company's principal office at 1077 Pleasant Street, Norwood, Massachusetts 02062.

                                OTHER BUSINESS

  The special meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                          By order of the Board of Directors

                                          Frank S. Anthony,
                                          Clerk

May 29, 1996

                               BIRD CORPORATION
                   SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                       OF STOCKHOLDERS -- JUNE 21, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned does hereby constitute and appoint Joseph D. Vecchiolla and Frank S. Anthony, or either of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Bird Corporation which the undersigned is entitled to vote at the special meeting in lieu of the annual meeting of stockholders of Bird Corporation to be held in the Midland Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route
128), Dedham, Massachusetts 02026, on Friday, June 21, 1996 at 10:00 o'clock a.m. and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM ADVISABLE.


                                          CHANGE OF ADDRESS: __________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

  Please vote, sign, date, and return the proxy card promptly using the enclosed envelope.

  Election of two directors whose terms expire in 1999.

  NOMINEES: Richard C. Maloof and Antonio J. Lorusso, Jr.

  [_] FOR all nominees                    [_] WITHHELD from all nominees

  For, except vote withheld from the following nominees: [_] __________________
- - -------------------------------------------------------------------------------
CHECK HERE FOR ADDRESS CHANGE [_]         CHECK HERE IF YOU PLAN TO ATTEND THE
                                          MEETING [_]

                                          Please sign name exactly as name
                                          appears. When signing in a fiduciary
                                          capacity, please give full title.
                                          Co-fiduciaries and joint owners
                                          should each sign.

                                          Signature ___________________________

                                          Date ________________________________

                                          Signature ___________________________

                                          Date ________________________________